UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2011

VERTICAL HEALTH SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-23201	59-3635262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

7760 France Avenue South, 11th Floor
Minneapolis, Minnesota 55435
 (Address of principal executive offices) (Zip Code)

(612) 568-4210
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)           On May 11, 2011, in connection with the reverse merger described in (b) below, the Audit Committee of Vertical Health Solutions, Inc. doing business as OnPoint Medical Diagnostics (the “Company”) determined not to renew its engagement of Brimmer, Burek & Keelan LLP (“BBK”) as the Company’s independent registered public accounting firm (“auditors”) and dismissed them as the Company’s auditors.

No accountant’s report issued by BBK on the financial statements for either of the past two (2) fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the abilities of the Company to continue as a going concern.

During our two most recent fiscal years (ended December 31, 2010 and 2009) and from January 1, 2011 through the date of this Current Report on Form 8-K (“Current Report”), there were no disagreements with BBK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during our two most recent fiscal years (ended December 31, 2010 and 2009) and from January 1, 2011 through the date of this Current Report.

We furnished a copy of this disclosure to BBK and requested BBK to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A copy of this letter is filed as Exhibit 16.1 to this Current Report.

(b)           On May 11, 2011, the Audit Committee recommended and approved the appointment of Moquist Thorvilson Kaufmann Kennedy & Pieper LLC (“MTK”) as the Company’s auditors commencing immediately.

During the Company’s two most recent fiscal years or subsequent interim periods through May 11, 2011, the Company has not consulted with MTK regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did MTK provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company’s two most recent fiscal years or subsequent interim period through May 11, 2011, the Company has not consulted with MTK on any matter that was the subject of a disagreement or a reportable event.

The Audit Committee approved the change in the Company’s auditor on May 11, 2011, following the consummation of the reverse merger of OnPoint Medical Diagnostics, Inc. (the “Acquiree”) with and into the Company’s wholly owned subsidiary, Vertical HS Acquisition Corp., as previously reported in Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2011.  MTK has acted as the Acquiree’s principal accountant and audited its financial statements for the fiscal years ending December 31, 2010 and the period from inception (February 1, 2009) through December 31, 2009, and is familiar with the Acquiree and its business, which is the business of the Company following the reverse merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Brimmer, Burek & Keelan LLP, dated May 13, 2011, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Health Solutions, Inc.

By:	/s/ WILLIAM CAVANAUGH
Name:	William Cavanaugh
Title:	President and Chief Executive Officer

Date:  May 13, 2011